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                        MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT ("Agreement"), dated as of December 1, 1996, by and between Chevy Chase Preferred Capital Corporation, a Maryland corporation having its principal office at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815 ("Purchaser") and Chevy Chase Bank, F.S.B., a federal savings bank having its home office at 7926 Jones Branch Drive, McLean, Virginia 22101 ("Seller").

                             W I T N E S S E T H :

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain conventional residential first mortgage loans ("Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered as whole loans on the Closing Date, as defined below;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule; and

WHEREAS, Purchaser and Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

SECTION 1. DEFINITIONS. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Servicing Agreement attached hereto as Exhibit B.

"ACCEPTED SERVICING PRACTICES" means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

"ACT" means The National Housing Act, as amended from time to time.

"ADJUSTABLE RATE MORTGAGE LOAN" or "ARM" means any individual Mortgage Loan purchased pursuant to this Agreement the interest rate of which adjusts periodically.

"AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"AGREEMENT" means this Mortgage Loan Purchase Agreement and all amendments and supplements hereto.

"ALTA" means The American Land Title Association or any successor thereto.

"ANCILLARY INCOME" means all late charges, assumption fees, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

"APPRAISED VALUE" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in Section 19 hereof.

"ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage delivered in blank, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Purchaser.

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"BUSINESS DAY" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of Maryland are authorized or obligated by law or executive order to be closed.

"CLOSING DATE" means December 1, 1996, or such other date as is mutually agreed upon by the parties.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CONDEMNATION PROCEEDS" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

"CONVENTIONAL LOAN" means a conventional residential first lien mortgage loan which is a Mortgage Loan.

"CONVERTIBLE MORTGAGE LOAN" means any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

"CUSTODIAL ACCOUNT" means the separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement.

"CUT-OFF DATE" means December 1, 1996.

"DELETED MORTGAGE LOAN" means a Mortgage Loan that is repurchased or replaced with a Qualified Substitute Mortgage Loan by Seller in accordance with the terms of this Agreement.

"DETERMINATION DATE" means one (1) Business Day prior to the related Remittance Date.

"DUE DATE" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

"ESCROW ACCOUNT" means the separate account created and maintained pursuant to
Section 2.06 of the Servicing Agreement with respect to each Mortgage Loan, as specified in the Servicing Agreement.

"ESCROW PAYMENTS" means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

"FHA" means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

"FNMA" means the Federal National Mortgage Association, or any successor thereto.

"HUD" means the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

"INDEX", with respect to each ARM Loan, shall have the respective meaning ascribed to it in each related Mortgage Note.

"INSURANCE PROCEEDS" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

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"INTEREST RATE ADJUSTMENT DATE" means, with respect to each ARM Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

"LIFETIME RATE CAPS" means the provision of each Mortgage Note related to an ARM Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each ARM Loan shall not at any time exceed the amount per annum set forth on the Mortgage Loan Schedule attached hereto as Exhibit H.

"LIQUIDATION PROCEEDS" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

"LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

"MARGIN" means, with respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

"MONTHLY PAYMENT" means the scheduled monthly payment of principal and interest on a Mortgage Loan.

"MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

"MORTGAGE FILE" means the items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

"MORTGAGE INTEREST RATE" means the annual rate of interest set forth in a Mortgage Note, which, in the case of an ARM Loan, shall be adjusted from time to time, with respect to each Mortgage Loan.

"MORTGAGE INTEREST RATE CAP" means, with respect to each ARM Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

"MORTGAGE LOAN" means an individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

"MORTGAGE LOAN DOCUMENTS" means, with respect to each Mortgage Loan, the following documents pertaining to such Mortgage Loan:

a. The original Mortgage Note (or, with respect to the Mortgage Loan listed on Schedule I to Exhibit A hereto, a lost note affidavit, executed by an officer of Seller, with a copy of the original note attached thereto) bearing all intervening endorsements, if any, between the original lender (if other than Seller) and Seller, and endorsed "Pay to the order of _____ without recourse" and

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   signed in the name of Seller by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if applicable state law so allows. If the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]"; and

b. The original Assignment of Mortgage for each Mortgage Loan in form and substance acceptable for recording endorsed "Pay to the order of ______" and signed in the name of Seller. If the Mortgage Loan was acquired by Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]".

c. The original of any guarantee executed in connection with the Mortgage Note.

d. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on, or prior to the Closing Date because of a delay caused by the public recording office where much Mortgage has been delivered for recordation, a photocopy of such Mortgage certified by Seller to be true and correct will be delivered; if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, Seller shall deliver or cause to be delivered to Purchaser, a photocopy of such Mortgage, certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

e. The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or, if the originals thereof are unavailable, certified copies of such documents

f. Originals of all intervening assignments of the Mortgage with evidence of recording thereon, if such intervening assignment has been recorded.

g. The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

h. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

i. For Mortgage Loans with original LTVs greater than 80%, evidence of a PMI Policy.

"MORTGAGE LOAN SCHEDULE" means the schedule of Mortgage Loans attached hereto as Exhibit H setting forth at least the following information with respect to each Mortgage Loan: (1) Seller's Mortgage Loan identifying number; (2) the location of the Mortgaged Property by city, state and zip code; (3) a code indicating whether the Mortgaged Property is owner-occupied, second home or investor owned;
(4) the type of residential units constituting the Mortgaged Property; (5) the original number of months to maturity; (6) the remaining months to maturity from the Cut-off Date, based on the original amortization schedule, and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the stated maturity date;
(10) the amount of the Monthly Payment as of the Cut-off Date; (11) the original principal amount of the Mortgage Loan; (12) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (13) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (14) a code indicating the documentation style (i.e. full, alternative or reduced); (15) a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan; (16) the type of Mortgage Loan product, if any; (17)

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the first payment Due Date; (18) the initial Mortgage Interest Rate; (19) the amount of the first Monthly Payment; and (20) the name of any Qualified Insurer with respect to a PMI Policy; and, with respect to any ARM Loan: (1) the Margin;
(2) the Lifetime Rate Cap; (3) any Periodic Rate Caps; (4) any minimum interest rate, if other than the Margin; (5) the first Rate Adjustment Date after the Cut-off Date; and (6) the applicable Index, in each case, under the terms of the Mortgage Note. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:
(1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

"MORTGAGE NOTE" means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

"MORTGAGED PROPERTY" means the real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

"MORTGAGOR" means the obliger on a Mortgage Note.

"OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, or any Vice President and by the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Seller, and delivered to the Purchaser as required by this Agreement.

"OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for Seller, reasonably acceptable to Purchaser.

"PERIODIC RATE CAP" means the provision of each Mortgage Note related to each ARM Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each ARM Loan is the rate set forth on Exhibit H hereto.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof.

"PMI POLICY" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

"PRINCIPAL PREPAYMENT" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

"PURCHASE PRICE" means the price paid on the Closing Date by Purchaser to Seller in exchange for the Mortgage Loans purchased on the Closing Date as set forth in
Section 3 of this Agreement.

"PURCHASER" means Chevy Chase Preferred Capital Corporation, its designees, successors or assigns.

"QUALIFIED APPRAISER" means an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

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"QUALIFIED INSURER" means an insurance company which is: duly qualified as such under the laws of the state in which the related Mortgaged Property is located; duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided; approved as an insurer by FNMA with respect to primary mortgage insurance; and, with respect to hazard and flood insurance, rated by Best's in one of its two highest categories.

"QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan eligible to be substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Seller in the month of substitution); (ii) have a Mortgage Interest Rate equal to, or not more than 1.00% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity equal to, or not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., Mortgage Loan with the same Mortgage Interest Rate Caps or fixed rate); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 8.02 hereof.

"REMITTANCE DATE" is defined in the Servicing Agreement.

"REPURCHASE PRICE" means, with respect to any Mortgage Loan, a price equal to
(i) the unpaid principal balance of such Mortgage Loan plus (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase, less amounts received or advanced, if any, by Seller in respect of such repurchased Mortgage Loan.

"RESPA" means the Real Estate Settlement Procedures Act, as amended.

"SELLER" means Chevy Chase Bank, F.S.B., its successors and assigns.

"SERVICING AGREEMENT" means the agreement, attached hereto as Exhibit B, to be entered into by Seller, as servicer, and Purchaser.

"SERVICING FEE" means the fee to be paid to Seller by Purchaser for servicing each Mortgage Loan as more specifically defined in the Servicing Agreement.

"SERVICING FEE RATE" means the rate specified in the Servicing Agreement.

"SERVICING FILE" means with respect to each Mortgage Loan, the file retained by Seller during the period in which Seller is acting as servicer pursuant to the Servicing Agreement consisting of originals of all documents in the Mortgage File which are not delivered to Purchaser and copies of the Mortgage Loan Documents.

"STATED PRINCIPAL BALANCE" means as to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously received by Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

[SECTION 2. RESERVED.]

SECTION 3. AGREEMENT TO PURCHASE. Seller agrees to sell and Purchaser agrees to purchase, at a price of par, Mortgage Loans having an aggregate principal balance on the Cut-off Date of $300,078,499.10, or such other amount as agreed by Purchaser and Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by Purchaser on the Closing Date. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the Cut-off Date, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected.

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In addition to the Purchase Price as described above, Purchaser shall pay to
Seller, at closing, accrued interest on the initial principal amount of the related Mortgage Loans at the weighted average Mortgage Interest Rate of those Mortgage Loans, minus any amounts attributable to Servicing Fees as provided in the Servicing Agreement from the Cut-off Date through the day prior to the Closing Date, inclusive.

The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the Closing Date by wire transfer of immediately available funds.

Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected on or after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date shall belong, and be paid, to Seller), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees collected on or after the Cut-off Date (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of Purchaser. Any such prepaid amounts shall be deposited into the Custodial Account, which account is established for the benefit of Purchaser for subsequent remittance to Purchaser.

SECTION 4. ADDITIONAL MORTGAGE LOANS. From time to time Purchaser may agree to purchase additional Mortgage Loans offered for sale by Seller ("Supplemental Sale"). Such Supplemental Sale shall be evidenced by one or more Supplemental Mortgage Loan Schedules (sequentially labeled Exhibit H-1, Exhibit H-2, etc.), executed by the parties. Each such Supplemental Sale shall, in all respects, be governed by this Agreement, including all Exhibits and Schedules hereto, with the following exceptions:

a. The Closing Date, Cut-Off Date and Remittance Date (collectively, "Contract Dates") stated in this Agreement or in any Exhibit or Schedule attached hereto shall each be as set forth on the applicable Supplemental Mortgage Loan Schedule. All other relevant dates and time periods in the Agreement shall be deemed to be adjusted in order to conform to the amended Contract Dates.

b. Any other exception mutually agreed between the parties and contained on the applicable Supplemental Mortgage Loan Schedule.

SECTION 5. EXAMINATION OF MORTGAGE FILES.  Prior to the date hereof, Seller has
(a) delivered to Purchaser in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) made the related Mortgage File available to Purchaser for examination at Seller's offices or such other location as shall otherwise be agreed upon by Purchaser and Seller. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect Purchaser's (or its successor's) rights to demand repurchase, substitution or other relief as provided herein.

SECTION 6. CONVEYANCE FROM SELLER TO PURCHASER.

6.01. Conveyance of Mortgage Loans; Possession of Files. Seller hereby agrees to sell, transfer, assign and convey to Purchaser on the Closing Date, without recourse, but subject to the terms of this Agreement, all right, title and interest of Seller in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein. The Servicing File shall be retained by Seller in accordance with the terms of the Servicing Agreement and, as provided therein, shall be appropriately identified in Seller's books and records to clearly reflect the sale of the related Mortgage Loan to Purchaser.

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On and after the Closing Date, each Mortgage and related Mortgage Note shall be possessed solely by Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by Seller after the Cut-off Date in connection with a Mortgage Loan shall be vested in Purchaser provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by Seller in trust for the benefit of Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on Seller's balance sheet and other financial statements as a sale of assets by Seller.

6.02. Delivery of Mortgage Loan Documents. On the Closing Date, Seller shall deliver to Purchaser the Mortgage Loan Documents with respect to each Mortgage Loan set forth on the Mortgage Loan Schedule. Seller shall forward to Purchaser original documents evidencing an assumption, modification, consolidation, conversion or extension of any Mortgage Loan entered into after the Closing Date within two (2) weeks of their execution, provided, however, that Seller shall provide Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to Purchaser within 90 days following the Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to Purchaser in blank and recorded subsequently by Purchaser), and in the event that Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from Purchaser, the related Mortgage Loan shall, upon the request of Purchaser, be repurchased by Seller at the price and in the manner specified in Subsection 8.03. The foregoing repurchase obligation shall not apply in the event that Seller cannot deliver, or cause to be delivered, such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that Seller shall instead deliver, or cause to be delivered, a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of Seller confirming that such documents have been accepted for recording; provided that, upon request of Purchaser and delivery by Purchaser to Seller of a schedule of the related Mortgage Loans, Seller shall reissue and deliver to Purchaser said officer's certificate relating to the related Mortgage Loans.

Seller shall pay all initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to Purchaser. Purchaser shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by Seller for the reasonable costs associated therewith pursuant to the preceding sentence.

SECTION 7. SERVICING OF THE MORTGAGE LOANS. The Mortgage Loans have been sold by Seller to Purchaser on a servicing retained basis. Purchaser shall retain Seller as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. Purchaser and Seller shall execute the Servicing Agreement on the Closing Date in the form attached hereto as Exhibit B. Pursuant to the Servicing Agreement, Seller shall begin servicing the Mortgage Loans on behalf of Purchaser and shall be entitled to the Servicing Fee and any Ancillary Income with respect to such Mortgage Loans from the Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER; REMEDIES FOR
           BREACH.

8.01. Representations and Warranties Regarding Seller. Seller represents, warrants and covenants to Purchaser that as of the date hereof and as of the Closing Date:

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a. Due Organization and Authority; Enforceability. Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted in each state wherein it owns or leases any material properties or where a Mortgaged Property is located. Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of Seller subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Seller to make this Agreement and all agreements contemplated hereby valid and binding upon Seller in accordance with their terms;

b. Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

c. No Conflicts. Neither the execution and delivery of this Agreement, the sale of the Mortgage Loans to Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of Purchaser to realize the full amount of any mortgage insurance benefits accruing pursuant to this Agreement;

d. Ability to Perform; Solvency. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and the sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

e. No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, could result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be

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

   likely to impair materially the ability of Seller to perform under the terms of this Agreement;

f. No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to Purchaser or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

g. Selection Process. The Mortgage Loans were selected from among the outstanding one-to four-family mortgage loans in Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Subsection 8.02 could be made and such selection was not made in a manner so as to affect adversely the interests of Purchaser;

h. Initial Portfolio. The aggregate characteristics of the Mortgage Loans are as set forth under the heading " Business and Strategy--Description of Initial Portfolio" in the Prospectus of Purchaser dated November 26, 1996;

i. No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

j. No Brokers. Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

8.02. Representations and Warranties Regarding Individual Mortgage Loans. Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the Closing Date:

a. Mortgage Loans as Described. The information set forth in the Mortgage Loan
   Schedule is complete, true and correct in all material respects;

b. Payments Current; Status. All payments required to be made up to, but not including, the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent more than once within the twelve (12) months prior to the Cut-off Date. The Mortgage Loan is not, and has not been at any time in the preceding twelve months, (i) classified, (ii) in nonaccrual status or
   (iii) renegotiated due to the deterioration of the financial condition of the Mortgagor;

c. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

d. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect except by a written instrument which has been recorded (if necessary to protect the interests of

   Purchaser) and which has been delivered to Purchaser and the terms of which are reflected in the Mortgage Loan Schedule, if applicable. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage Loan File delivered to Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

e. No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor is now or was, at the time of origination of the related Mortgage Loan, a debtor in any state or Federal bankruptcy or insolvency proceeding;

f. Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are set forth in Section 2.10 of the Servicing Agreement. If such coverage would be required by a lender subject to applicable federal flood insurance laws, the Mortgage Loan is covered by a flood insurance policy which meets all current federal guidelines and conforms to FNMA guidelines, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage for each Mortgage Loan obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge that the Mortgagors have engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

g. Compliance with Applicable Laws. All applicable federal, state and local laws and regulations including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, fair housing, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain in its possession, available for Purchaser's inspection, and shall deliver to Purchaser upon demand, evidence of such compliance.

h. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;

i. Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with requirements acceptable to FNMA regarding such dwellings. As of the date of origination, no portion of any Mortgaged Property is used for commercial purposes;

j. Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

   1. the lien of current real property taxes and assessments not yet due and payable;

   2. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

   3. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

   Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage (except any such subordinate loan which was created in connection with the origination of the related Mortgage Loan details of which are contained in the related Mortgage File);

k. Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

l. Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

m. Ownership. Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note, except for the assignments of mortgage which have been sent for recording and upon recordation, Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to Purchaser, Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to Purchaser in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except indirectly for purposes of servicing the Mortgage Loan as set forth in the Servicing Agreement. After the Closing Date, Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

n. Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledges or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

o. LTV, PMI Policy. If the original LTV of each Conventional Loan exceeded 80%, the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Conventional Loan is reduced to at least 80% and such Loan otherwise meets Seller's ordinary requirements for cancellation of PMI. All provisions of such PMI Policy have been and are being complied with, such policy is valid and remains in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage by the PMI Policy. Any Conventional Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for each Conventional Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

p. Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA and each such title insurance policy is issued by a title insurer acceptable to FNMA and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Subsection 8.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.

   Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Seller, its successor and assigns, are the sole insureds under such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

q. No Defaults. No default, breach, violation or event which would permit acceleration exists under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event which would permit acceleration;

r. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal with, the lien of the related Mortgage;

s. Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

t. Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate, as well as the Lifetime Rate Cap and the Periodic Rate Cap if the Mortgage Loan is an ARM Loan, are as set forth on Exhibit H hereto. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest are subject to change if the Mortgage Loan is an ARM Loan due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. There is no negative amortization with respect to any Mortgage Loan. Each Convertible Mortgage Loan contains a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note in accordance with the terms of the Mortgage Note or a rider to the related Mortgage Note;

u. Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the

    Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law. The Mortgage contains due-on-sale provisions providing for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that all or any part of the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee;

v.  Conformance with Agency and Underwriting Standards.   The Mortgage Loan was
    underwritten in accordance with the underwriting standards of Seller (a copy of which is attached hereto as Exhibit J), or FNMA's underwriting standards (except that the principal balance of certain Mortgage Loans may have exceeded the limits of FNMA), in each case in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to FNMA, except with respect to Mortgage Loans underwritten in accordance with the underwriting guidelines of Seller, which are on forms acceptable to Purchaser, in Purchaser's sole discretion, as evidenced by Purchaser's purchase of the related Mortgage Loans, and, in either case, Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used. All Mortgage Loans have full asset verification;

w. Occupancy of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the description of characteristics for the Mortgage Loans contained on the Mortgage Loan Schedule attached as Exhibit H and delivered pursuant to
    Section 10 on the Closing Date, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

x. No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

y. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

z. Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

aa. Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the
    Assignment of Mortgage and any other Mortgage Loan Documents for each Mortgage Loan have been delivered to Purchaser. Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to Purchaser;0

bb. Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development, it is acceptable to FNMA or is located in a condominium or planned unit development project which has received project approval from FNMA;

cc. Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

dd. Assumability. The Mortgage Loan Documents provide that a related Mortgage
    Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents, except that with respect to Mortgage Loans underwritten in accordance with the underwriting guidelines of Seller, the Mortgage Loan Documents relating to such Mortgage Loans do not preclude assumability;

ee. No Buydown Provisions; No Graduated Payments or Contingent Interests. The
    Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

ff. RESERVED

gg. Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings in the future;

hh. Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by Seller with respect to the Mortgage Loan have in all respects been in compliance with Accepted Servicing Practices, applicable laws and regulations, and have in all respects been legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments to the Monthly Payment, if the Mortgage Loan is an ARM Loan, have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. With respect to each ARM Loan, the Mortgage Interest Rate adjusts as set forth herein. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

ii. Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or could result in the exclusion from, denial of, or defense to coverage under any hazard insurance policy or PMI Policy. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

jj. No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

kk. Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified
    Seller and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

ll. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged
    Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;0

mm. Disclosure Materials. The Mortgagor has received all disclosure materials required by and Seller complied with all applicable law with respect to the making of the Mortgage Loans;

nn. Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

oo. Value of Mortgaged Property. Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan;

pp. No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

qq. Escrow Analysis. With respect to each Mortgage, Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

rr. Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices; provided that, in the event any Mortgage Loan was not so serviced, Seller shall not be required to repurchase such Mortgage Loan unless such breach had, and continues to have, a material and adverse effect on the value of the related Mortgage Loan or the interest of Purchaser therein; and

ss. lost notes. With respect to each Mortgage Loan listed on Schedule I to Exhibit A hereto, the failure to deliver the original Mortgage Note to the Purchaser will not materially and adversely affect the value of the related Mortgage Loan or interest of the Purchaser therein.

8.03. Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either Seller or Purchaser of a breach of any of representations and warranties contained in this
Section 8 which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser, the party discovering such breach shall give prompt written notice to the other.

Promptly after discovery of a breach of any representation or warranty, Seller shall notify Purchaser of such breach and the details thereof. Within sixty (60) days of the earlier of (i) notice by Seller pursuant to the immediately preceding sentence or (ii) notice by Purchaser to Seller of any breach of a representation or warranty with respect to a Mortgage Loan, Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, Seller shall, at Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, unless Seller elects to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan pursuant to this Subsection. In the event that a breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Seller of such breach, all of the Mortgage Loans shall, at Purchaser's option, be repurchased by Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 8.02 and Seller discovers or receives notice of any such breach within two (2) years of the Closing Date, Seller may, at Seller's option and provided that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than two (2) years after the Closing Date. If Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.03 shall be accomplished by either (a) if the Servicing Agreement is in effect, by deposit in the Custodial Account of the amount of the Repurchase Price for payment to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement is no longer in effect, by direct remittance of the Repurchase Price to Purchaser in accordance with Purchaser's instructions.

At the time of repurchase or substitution, Purchaser and Seller shall arrange for the reassignment of the Deleted Mortgage Loan to Seller and the delivery to Seller of any documents held by Purchaser relating to the Deleted Mortgage Loan. In addition, upon any such repurchase, all funds maintained in the Escrow Account with respect to such Deleted Mortgage Loan shall be transferred to Seller. In the event of a repurchase or substitution, Seller shall, simultaneously with such reassignment, give written notice to Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Seller shall effect such substitution by delivering to Purchaser for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. Seller shall deposit in the Custodial Account the Monthly Payment, or in the event that the Servicing Agreement is no longer in effect remit directly to Purchaser in accordance with Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Seller. For the month of substitution, payments to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and Seller shall thereafter be entitled to retain all amounts subsequently received by Seller in respect of such Deleted Mortgage Loan.

For any month in which Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Seller directly to Purchaser in accordance with Purchaser's instructions within two (2) Business Days of such substitution.

In addition to such repurchase or substitution obligation, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Seller representations and warranties contained in this Agreement. It is understood and agreed that the obligations of Seller set forth in this Subsection 8.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Subsection 8.03 constitute the sole remedies of Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against Seller relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by Purchaser or notice thereof by Seller to Purchaser, (ii) failure by Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Seller by Purchaser for compliance with this Agreement.

SECTION 9. CLOSING. The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

Such closing shall be subject to the following conditions:

a. all of the representations and warranties of Seller under this Agreement and under the Servicing Agreement (with respect to each Mortgage Loan, as specified therein) shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

b. Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the terms hereof;

c. Seller shall have delivered and released to Purchaser all Mortgage Loan Documents with respect to each Mortgage Loan; and

d. all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to Section 3 of this Agreement, by wire transfer of immediately available funds to the account designated by Seller.

SECTION 10. CLOSING DOCUMENTS. The closing documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

a. this Agreement;

b. the Servicing Agreement, dated as of the Cut-off Date, in the form of Exhibit B hereto;

c. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Servicing Agreement;

d. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Servicing Agreement;

e. an Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto;

f. an Opinion of Counsel of Seller (who may be an employee of Seller), in the form of Exhibit D hereto;

g. a Security Release Certification, in the form of Exhibit E or Exhibit F. if applicable, hereto executed by any person, as requested by Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

h. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by Seller by merger or acquired or originated by Seller while conducting business under a name other than its present name, if applicable;

i. Exhibit H to this Agreement; and

j. the underwriting guidelines of Seller to be attached hereto as Exhibit J.


Seller shall bear the risk of loss of the closing documents until such time as they are received by Purchaser or its attorneys.

SECTION 11. COSTS. Purchaser shall pay all legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans including recording fees, fees for recording Assignments of Mortgage, fees for title policy endorsements and continuations, if applicable, Seller's attorney's fees, shall be paid by Seller.

SECTION 12. MERGER OR CONSOLIDATION OF SELLER. Seller will keep in full effect its existence, rights and franchises as a federal savings bank, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a tangible net worth of at least $30,000,000.

SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory from and after the date of the execution of this Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate Purchaser for the losses and damages incurred by Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of Seller's failure to deliver (i) each of the Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to Purchaser on or before the Closing Date. Seller hereby grants to Purchaser a lien on, and a continuing security interest in, each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by Seller of its obligations under this Agreement, and Seller agrees that it shall hold such Mortgage Loans in custody for Purchaser subject to Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price plus accrued interest as set forth in Section 3 hereof for the Mortgage Loans. All rights and remedies of Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

  If to Seller:       Chevy Chase Bank, F.S.B.
                      8401 Connecticut Avenue
                      Chevy Chase, Maryland 20815
                      Attention: General Counsel

  If to Purchaser:    Chevy Chase Preferred Capital Corporation
                      8401 Connecticut Avenue
                      Chevy Chase, Maryland 20815
                      Attention: President

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 16. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17. GOVERNING LAW. This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Purchaser in the State of Maryland and shall be deemed to have been made in the State of Maryland. The Agreement shall be construed in accordance with the laws of the State of Maryland and the obligations, rights and remedies of the parties hereunder shall be determined-in accordance with the substantive laws of the State of Maryland (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 18. INTENTION OF THE PARTIES. It is the intention of the parties that Purchaser is purchasing, and Seller is selling the Mortgage Loans and not a debt instrument of Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans.

SECTION 19. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective permitted successors and assigns of Seller and the successors and assigns of Purchaser. This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the consent of Purchaser. This Agreement may be assigned, pledged or hypothecated by Purchaser without the prior consent of Seller. If Purchaser assigns all or any of its rights as Purchaser hereunder, the assignee of Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any assignment by Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit G. The Servicer shall be required to remit all amounts required to be remitted to Purchaser hereunder to said assignee commencing with the first Remittance Date falling after receipt of said copy of the related Assignment and Assumption Agreement provided that Seller receives said copy no later than three (3) Business Days immediately prior to the first day of the month of the related Remittance Date.

SECTION 20. WAIVERS. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 21. EXHIBITS. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 22. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a. the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b. accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c. references herein to "Articles", "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d. reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e. the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

f. the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 23. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 24. FURTHER AGREEMENTS. Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 25. RECORDATION OF ASSIGNMENTS OF MORTGAGE. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at Seller's expense for a single recordation with respect to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by Purchaser at its sole option.


IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.


ATTEST:                               CHASE PREFERRED CAPITAL CORPORATION
                                        (Purchaser)


Joel A. Friedman                By:   Stephen Halpin

                                      Name:  Stephen Halpin

                                      Title: Executive Vice President, Chief
                                             Financial Officer and Treasurer



ATTEST:                               CHEVY CHASE BANK, F.S.B. (Seller)


Sherry Leigh Hughes             By:   Joel A. Friedman

                                      Name:  Joel A. Friedman

                                      Title: Senior Vice President
                                             and Controller

                                   EXHIBIT A
                        CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items which shall be available for inspection by Purchaser and which shall be delivered to Purchaser pursuant to Section 6.03 of the Mortgage Loan Purchase Agreement (the "Agreement"):

1. The original Mortgage Note (or, with respect to the Mortgage Loan listed on Schedule I to Exhibit A hereto, a lost note affidavit, executed by an officer of Seller, with a copy of the original note attached thereto) bearing all intervening endorsements, if any, between the original lender (if other than Seller) and Seller, and endorsed "Pay to the order of _____ without recourse" and signed in the name of Seller by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if applicable state law so allows. If the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name].

2.  The original of any guarantee executed in connection with the Mortgage Note.

3. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, a photocopy of such Mortgage certified by Seller to be true and correct will be delivered; if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, Seller shall deliver or cause to be delivered to Purchaser, a photocopy of such Mortgage, certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

4. The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or certified copies of such documents if the originals thereof are unavailable.

5. The original Assignment of Mortgage for each Mortgage Loan endorsed "Pay to the order of ___ " and signed in the name of Seller by an authorized officer. If the Mortgage Loan was acquired by Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]".

6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon if such intervening assignment has been recorded.

7. The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

8. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9. The original hazard insurance policy and, if required, flood insurance policy, in accordance with Section 8.02(f) of the Agreement.

10. Residential loan application.

11. Mortgage Loan closing statement.

12. Verification of employment and income.

13. Verification of acceptable evidence of source and amount of down payment.

14. Credit report on the Mortgagor(s).

15. Residential appraisal report.

16. Photograph of the Mortgaged Property.

17. Survey of the Mortgaged Property, if any.

18. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

19. All required disclosure statements.

20. If available, termite report, structural engineer's report, water portability and septic certification.

21. Sales contract.

22. Tax receipts, insurance premium receipts, ledger sheets, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

23. For Mortgage Loans with original LTVs greater than 80%, evidence of a PMI Policy.

                                   EXHIBIT B
                             [SERVICING AGREEMENT]

                                   EXHIBIT C
                    FORM OF SELLER'S OFFICER'S CERTIFICATE


I, _________ , hereby certify that I am the duly elected [Vice] President of Chevy Chase Bank, F.S.B., a federal savings bank organized under the laws of the United States ("Seller") and further certify as follows:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of Seller's Charter which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of Seller which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

3. Attached hereto as Exhibit 3 is a certificate of corporate existence of Seller issued by the Office of Thrift Supervision within 90 days of the date hereof, and no event has occurred since the date thereof which would render such certificate inaccurate.

4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of Seller authorizing Seller to execute and deliver the Mortgage Loan Purchase Agreement, dated as of __________, 1996, by and between Chevy Chase Preferred Capital Corporation ("Purchaser") and Seller (the "Purchase Agreement"), and to endorse the mortgage notes and execute the assignments of mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the Purchase Agreement; or (ii) any required consent, approval, authorization or order has been obtained by Seller.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of Seller, the terms of any indenture or other agreement or instrument to which Seller is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which Seller is subject or by which it is bound.

7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against Seller which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or in any material liability on the part of Seller or which would draw into question the validity of the Purchase Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of Seller to perform under the terms of the Purchase Agreement.

8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of Seller, signed the Purchase Agreement and any other document delivered prior to or on the date hereof in connection with any purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of Seller, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9. Seller is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Chevy Chase Bank, F.S.B.


Dated:________________________, 1996           By:___________________________

______________________________

____________________________________  Name: _________________________________

____________________________________  Title:    Vice President
                                            _________________________________


I, __________________________, a Vice President of Chevy Chase Bank, F.S.B., hereby certify that ________ is the duly elected, qualified and acting Vice President of Seller and that the signature appearing above is [her] [his] genuine signature.

  IN WITNESS WHEREOF, I have hereunto signed my name.



Dated:________________________, 1996           By:___________________________

______________________________

____________________________________  Name: _________________________________

____________________________________  Title:    Vice President
                                            _________________________________

                                   EXHIBIT D
                     FORM OF OPINION OF COUNSEL TO SELLER
                              November ___, 1996

_________________________________

_________________________________

_________________________________


Dear Sirs:

You have requested my opinion, as General Counsel of Chevy Chase Bank, F.S.B. ("Seller"), with respect to certain matters in connection with the sale by Seller of the Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement by and between Seller and Chevy Chase Preferred Capital Corporation ("Purchaser"), dated as of December 1, 1996 (the "Purchase Agreement") which sale is in the form of whole loans, delivered pursuant to a Purchase Agreement and serviced pursuant to an Servicing Agreement, dated as of December 1, 1996, by and between Seller and Purchaser (the "Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement and the Servicing Agreement.

I have examined the following documents:

1.  the Purchase Agreement;

2.  the Servicing Agreement;

3.  the form of Assignment of Mortgage;

4.  the form of endorsement of the Mortgage Notes; and

5. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of Seller contained in the Purchase Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1. Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and is qualified to transact business in, and is in good standing under all applicable laws;

2. Seller has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement and to perform and observe the terms and conditions of such agreements.

3. The Purchase Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding agreement enforceable in accordance with its respective terms against Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with Purchaser's ownership of the Mortgage Loans.

4. Seller has been duly authorized to allow certain specified officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and, by original or facsimile signature, in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer at Seller executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of Seller.

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with the Purchase Agreement and the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement or (ii) any required consent, approval, authorization or order has been obtained by Seller.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of Seller, the terms of any indenture or other agreement or instrument to which Seller is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which Seller is subject or by which it is bound.

7. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against Seller which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or in any material liability on the part of Seller or which would draw into question the validity of the Purchase Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of Seller to perform under the terms of the Purchase Agreement.

8. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to Purchaser all right, title and interest of Seller thereto as noteholder and mortgagee.

9. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, and to the best of my knowledge, are acceptable for recording under the laws of the states in which such recording would occur. The endorsement of the Mortgage Notes, the delivery to Purchaser of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to Purchaser, are sufficient to permit Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of Seller, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by Seller from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that Purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,


Leslie A. Nicholson, Jr.
General Counsel

                                   EXHIBIT E

                                                              December ___, 1996

Federal Home Loan Bank of Atlanta (the "Association")

_____________________________________________

_____________________________________________

Attention: __________________________________

Re: Notice of Sale and Release of Collateral


Gentlemen:

This letter serves as notice that Chevy Chase Bank, F.S.B. ("Bank") has committed to sell to Chevy Chase Preferred Capital Corporation ("Purchaser") under a Mortgage Loan Purchase Agreement, dated as of December 1, 1996, certain mortgage loans originated by the Bank. The Bank warrants that the mortgage loans to be sold to Purchaser are in addition to and beyond any collateral required to secure advances made by the Association to the Bank.

The Bank acknowledges that the mortgage loans to be sold to Purchaser shall not be used as additional or substitute collateral for advances made by the Association. Purchaser understands that the balance of the Bank's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Purchaser.

Very truly yours,

Chevy Chase Bank, F.S.B.


By: ____________________________________________________________

Name:___________________________________________________________

Title: _________________________________________________________

Date:  _________________________________________________________


Acknowledged and approved:

Federal Home Loan Bank of Atlanta


By: ____________________________________________________________

Name:___________________________________________________________

Title: _________________________________________________________

Date:  _________________________________________________________

                                   EXHIBIT F
                    FORM OF SECURITY RELEASE CERTIFICATION

                        I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Chevy Chase Preferred Capital Corporation from Chevy Chase Bank, F.S.B. pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 1, 1996, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Chevy Chase Bank, F.S.B. or its designees, as of the date and time of the sale of such Mortgage Loans to Chevy Chase Preferred Capital Corporation.

  Name of Financial Institution
  Address of Financial Institution

By: ____________________________________________________________

Name:___________________________________________________________

Title: _________________________________________________________

Date:  _________________________________________________________



                         II. Certification of Release

Chevy Chase Bank, F.S.B. (the "Company") hereby certifies to Chevy Chase Preferred Capital Corporation that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Chevy Chase Preferred Capital Corporation, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

  Chevy Chase Bank, F.S.B.


By: ____________________________________________________________

Name:___________________________________________________________

Title: _________________________________________________________

                                   EXHIBIT G
                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated _____, between ____, a corporation ("Assignor") and ____, a corporation ("Assignee"):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto ("Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Mortgage Loan Purchase Agreement ("Purchase Agreement"), dated December 1 , 1996 by and between Chevy Chase Bank, F.S.B. ("Seller") and Chevy Chase Preferred Capital Corporation ("Purchaser"); and (b) that certain Servicing Agreement dated as of December 1, 1996, by and between Purchaser and Chevy Chase Bank, F.S.B. ("Servicer") ("Servicing Agreement"; the Servicing Agreement and the Purchase Agreement are collectively referred to as the "Agreements").

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

  a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

  b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Seller with respect to the Agreements or the Mortgage Loans;

  c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

  d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, Assignor and Seller pursuant to the Agreements that:

  a. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

  b. The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

  c. To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

  d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of Seller and the Assignor all of the Assignor's obligations as Purchaser thereunder, including, without limitation, the limitation on assignment set forth in Section 19 of the Purchase Agreement;

  e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

  f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

  g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

  h. The Assignee considers itself a sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

  i. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or Seller;

  j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

  k. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4. a. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is:

   b. The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

   c. The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

5. This Agreement shall be construed in accordance with the substantive laws of the State of Maryland (without regard to conflicts of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8. This Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10. For the purpose for facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.


  ASSIGNOR


By: ____________________________________________________________

Name:___________________________________________________________

Title: _________________________________________________________

Taxpayer Identification No.: ___________________________________



  ASSIGNEE


By: ____________________________________________________________

Name:___________________________________________________________

Title: __________________________________________________________

Taxpayer Identification No.: ____________________________________

                                   EXHIBIT H
                            MORTGAGE LOAN SCHEDULE

                                       37